UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 10, 2007

AMERICAN PHYSICIANS SERVICE GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

TEXAS	0-11453	75-1458323
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1301 CAPITAL OF TEXAS HIGHWAY

SUITE C-300

AUSTIN, TEXAS 78746

(Address of Principal Executive Offices, Zip Code)

(512) 328-0888

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 10, 2007, American Physicians Service Group, Inc. (“APS”) issued a press release announcing that effective November 15, 2007, W.H. Hayes, Senior Vice President – Finance will no longer serve as Chief Financial Officer. The agreement was a result of Mr. Hayes’ announced intention to begin a retirement process during which he will initially reduce his hours and serve as APS’ Secretary and Treasurer. Elected by the board of directors to replace Mr. Hayes as CFO is Marc Zimmermann, who has been CFO of APS’ insurance segment since 2003. A copy of the press release is attached as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits

Exhibits.

99.1	American Physicians Service Group, Inc. Press Release dated September 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2007	American Physicians Service Group, Inc.
Signed: /s/ William H. Hayes
Name: William H. Hayes
Title: Senior Vice President - Finance